Exhibit 99.1

FOR IMMEDIATE RELEASE

TPC GROUP APPOINTS SENIOR VP – CORPORATE DEVELOPMENT

Current Director, Gene Allspach, to Join TPC Group’s Management Team

HOUSTON (Monday, September 26, 2011) – TPC Group Inc. (NASDAQ:TPCG), a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons, announced today that Eugene R. Allspach has been appointed to the role of Senior Vice President – Corporate Development effective September 26, 2011. Allspach, 64, was elected to the Company’s Board of Directors in February 2011 and will continue his service on the Board.

Mike McDonnell, President and Chief Executive Officer, said, “We are very pleased that Gene will be adding his nearly 38 years of experience in management and executive roles in the plastics and chemical industries to our management team. TPC Group is moving forward on its strategic growth plans, capitalizing on attractive market fundamentals, long term structural tightness in the supply of key products, favorable natural gas liquids economics, and idled assets within our current facilities. This addition is an important step in building our performance culture. I am confident that, along with the rest of our experienced management team, Gene will play a critical role in driving the execution of our strategies and enhancing shareholder value.”

Mr. Allspach worked for Equistar Chemicals as President and Chief Operating Officer, and Millennium Petrochemicals (formerly, Quantum Chemical Company), during which time he served in various executive positions overseeing manufacturing, business development and research and technology. Mr. Allspach has also held various leadership positions within the American Chemistry Council and National Petrochemical and Refiners Association. Mr. Allspach holds a B.S. in Chemical Engineering from University of Cincinnati, an M.S. in Chemical Engineering from Rice University and has completed the University of Pennsylvania, Wharton Advanced Management School.

“I am very excited to join this management team at a time when the Company is so well-positioned to execute on its compelling long-term strategy,” said Allspach. “I look forward to continuing to provide my broad-based knowledge of the petrochemical industry to the Company.”

About TPC Group

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s website at http://www.tpcgrp.com.

Cautionary Information Regarding Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly statements that may relate to future operating results, existing and expected competition, financing sources and availability, potential returns of capital to stockholders, the effects of seasonality and plans related to strategic alternatives or future expansion activities and capital expenditures. Although TPC Group believes that such statements are based on reasonable assumptions, no assurance can be given that such statements will prove to have been correct. A number of factors could cause actual results to vary materially from those expressed or implied in any forward-looking statements, including risks and uncertainties such as volatility in the petrochemicals industry, limitations on the Company’s access to capital, the effects of competition, leverage and debt service, general economic conditions, litigation and governmental investigations, and extensive environmental, health and safety laws and regulations. More information about the risks and uncertainties relating to TPC Group and the forward-looking statements are found in the Company’s SEC filings, including the Transition Report on Form 10-K, which are available free of charge on the SEC’s website at http://www.sec.gov. TPC Group expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

Investor Relations

Contact: Email: Phone:	Miguel Desdin miguel.desdin@tpcgrp.com 713-627-7474

Media Relations

Contact: Email: Phone:	Sara Cronin sara.cronin@tpcgrp.com 713-627-7474

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